UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                          ----------------------

                               FORM 8-K

                             CURRENT REPORT

  Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

    	Date of Report (Date of Earliest Event Reported) March 6, 2000

                  	CENTRAL COAL & COKE CORPORATION

       	(Exact name of registrant as specified in its charter)

    Delaware                       0-1392                  44-0195290
-------------------------      -----------------------   ------------------
(State or other jurisdiction   (Commission File Number)	 (I.R.S. Employer
of incorporation or                                      Identification No.)
organization)

127 West 10th Street, Suite 666, Kansas City, Missouri          64105
------------------------------------------------------          ---------
(Address of Principal Executive Offices)                       	(Zip Code)

Registrant's telephone number, including area code          816/842-2430
                                                            -------------
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


Title of each class               Name of each Exchange on which Registered
-------------------               -----------------------------------------
None                              None


SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                   Common Stock ($1 Par Value)
                   ---------------------------
                        (Title of Class)

Item 1 - NONE

Item 2 - ACQUISITION OR DISPOSITION OF ASSETS

In connection with the resolution of certain ongoing disputes involving the Company described more fully in Item 5 hereafter, the Company purchased a total of 97,231 shares of the common stock of the Company, par value $1 per share, from certain Stockholders of the Company. The purchase price was $33.50 per share or an aggregate purchase price of $3,257,238.50. The purchase was consummated in accordance with the Agreement of Settlement and Release among the parties dated February 29, 2000. The purchase was completed on March 6, 2000. The source of funds used was available liquid assets of the Company previously invested in U.S. Government Agency obligations. This transaction and the background of it is described in detail in
Item 5 hereafter.

Items 3 and 4 - NONE

Item 5 - OTHER EVENTS

The 1999 annual meeting of Stockholders of the Company was held April 21, 1999 pursuant to notice duly sent to the Stockholders as required by law. Management had solicited proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934 to elect a slate of the incumbent
Directors as follows:

                     Leonard Noah
                     Gary J. Pennington
                     Beekman Winthrop

                     Phelps M. Wood
                     Ernest N. Yarnevich, Jr.


At the meeting Stockholders present in person and by proxy elected an alternative slate of Directors composed as follows:

                     Ray A. Infantino
                     Patrick J. Moran
                     Phelps C. Wood
                     Phelps M. Wood
                     James R. Ukropina

The shares voted for the alternative slate of Directors totalled 171,270 shares, except for Phelps M. Wood who received votes of 327,063 shares as he received votes cast in favor of the incumbent slate nominated by management as well as the alternative slate, while votes cast in favor of the incumbent slate nominated by management were 155,792 shares for Messrs. Noah, Pennington and Yarnevich and 155,793 shares for Mr. Winthrop. Cumulative voting was not permitted.

At the meeting of the newly elected Board of Directors following the Stockholders meeting, the Bylaws of the Company were amended to increase the number of Directors to seven (7). By motion unanimously adopted, Bruce L. Franke and Beekman Winthrop were offered seats on the Board of Directors. Mr. Franke accepted and Mr. Winthrop expressed his desire to consider the matter further and notify the Board of his acceptance or rejection of the offer by the end of May.

On May 14, 1999, Beekman Winthrop, together with a few other Stockholders, filed a lawsuit in state court in Delaware challenging the results of the election of Directors. The action styled Winthrop, et al v. Central Coal & Coke Corporation, et al, C.A No. 17162, was pending in the Court of Chancery for the State of Delaware in and for New Castle County. The Company and all newly elected Directors were named as defendants, and the plaintiffs asked the court to invalidate the election of the new Board. Subsequently, on May 28, 1999 Mr. Winthrop advised the Company that he declined the invitation to become a Director.

Discovery in the lawsuit proceeded, and a trial was scheduled for August 3, 1999. On July 29, 1999 the record owners of 179,009 shares of the common stock of the Company (a majority of the outstanding shares) executed written consents which were delivered to the Company on July 29, 1999. Pursuant to the consents, Phelps M. Wood, Phelps C. Wood, Bruce L. Franke, Ray A. Infantino, Patrick J. Moran and James R. Ukropina were elected Directors of the Company, confirming the results of the election held at the Annual Meeting on April 21, 1999. The action taken by the written consents was done pursuant to Section 228 of the Delaware General Corporation Law.

Subsequently, on August 5, 1999, the Court issued its Order of Dismissal, dismissing the lawsuit with prejudice, but retaining jurisdiction for purposes of entertaining any application for attorneys' fees and/or costs. Legal counsel for the defendants and the plaintiffs commenced and continued settlement discussions involving the possible purchase by the Company of the stock in the Company owned by the plaintiffs, and the resolution of all pending disputes. On or about November 2, 1999 the plaintiffs filed a Motion for Costs and Attorneys Fees in the Action requesting the Court grant their motion in the amount of $106,956.65.
The Company and the other defendants contested the motion by filing briefs in opposition thereto.

The Company was advised by its Delaware legal counsel in early November, 1999 that another lawsuit had been filed. This new lawsuit was filed in the United States District Court for the District of Delaware by the same plaintiffs against the Directors of the Company individually and the Company as a "Nominal Defendant." This new suit also sought the removal of the Directors of the Company and sought other relief against the individual Directors, but did not otherwise appear to seek relief against the Company itself.

On November 23, 1999 Dudley Winthrop, one of the plaintiffs and a Stockholder of the Company, notified the Company that he intended to present a resolution for consideration at the Annual Meeting of Stockholders to be held in April, 2000, and requesting that it be included in the proxy materials for that meeting. The Board of Directors of the Company subsequently determined to oppose the resolution and recommend to the Stockholders that they vote against it.

On January 28, 2000 the Vice Chancellor in the Delaware state court action denied the plaintiffs' Motion for Costs and Attorneys Fees.

Settlement discussions continued, and resulted in the execution by all parties on February 29, 2000 of an Agreement of Settlement and Release. According to the terms of this Agreement, the Company would purchase all shares of stock in the Company owned by the plaintiffs, totaling 97,231 shares for a purchase price of $33.50 per share, or aggregate consideration of $3,257,238.50. The Board of Directors of the Company after careful consideration concluded that $33.50 per share was a fair price under the circumstances based upon review of the Company's financial statements and considering the costs and risks of continued litigation. The plaintiffs agreed to not pursue any other rights or remedies with respect to any of the pending litigation. Additionally, the plaintiffs agreed to standstill provisions whereby they would not directly or indirectly acquire any interest in the Company in the future or participate in any proxy solicitation or become a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to the Company. Additionally, the plaintiffs agreed to withdraw the stockholder proposal submitted November 23, 1999, described above, and to make no further proposals.

The Settlement Agreement was consummated on March 6, 2000 including the closing of the purchase of the plaintiffs' shares on the basis described herein. As a result of the purchase of the plaintiffs' shares, as of March 7, 2000, there were 255,551 shares issued and outstanding.

Items 6-9 Inclusive - NONE

                          SIGNATURES
                          ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                          CENTRAL COAL & COKE CORPORATION
                          -------------------------------



Date: March 10, 2000      By Phelps M. Wood
                          ---------------
                          Phelps M. Wood
                          President